UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                     (240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01          Other Events.

On September 4, 2013, GenVec, Inc. (the “Company”) announced that its Board of Directors unanimously withdrew the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”) for the Company that was previously adopted on May 24, 2013.  The Company also announced that it will pursue a strategy focused on maximizing the value of its technology and assets, including its collaboration with Novartis to develop novel treatments for hearing loss.

In connection with withdrawing the Plan of Dissolution and approving a new operating strategy, on September 3, 2013, certain officers and directors are departing the Company and Douglas J. Swirsky was appointed President and Chief Executive Officer of the Company and a member of the Board of Directors effective immediately. These actions are described below in this current report.

Section 7 – Regulation FD

Item 7.01          Regulation FD Disclosure.

A copy of the Company’s press release announcing the matters described in this current report is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.03          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)               Departure of Principal Executive Officer, Compensatory Arrangements

On September 3, 2013, Cynthia Collins, the Company’s President, Chief Executive Officer and Principal Executive Officer departed the Company and resigned from the Company’s Board of Directors effective immediately. Ms. Collins will be entitled to the severance payments described in her previously disclosed employment agreement.

(c), (d), (e)               Appointment of Principal Executive Officer, Appointment of Director, Compensatory Arrangements

On September 3, 2013, the Company’s Board of Directors appointed Douglas J. Swirsky, age 43, as the President and Chief Executive Officer of the Company effective immediately. The Board of Directors also appointed Mr. Swirsky as a member of the Company’s Board of Directors effective immediately. Mr. Swirsky joined the Company in 2006 as Chief Financial Officer, Corporate Secretary and Treasurer of the Company. Mr. Swirsky will now serve as the Company’s Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. Prior to joining the Company, Mr. Swirsky was a Managing Director and the Head of Life Sciences Investment Banking at Stifel Nicolaus from 2005 to 2006 and held investment banking positions at Legg Mason from 2002 until Stifel Financial’s acquisition of the Legg Mason Capital Markets business in 2005. Mr. Swirsky, a Certified Public Accountant and a CFA charter holder, has also previously held investment banking positions at UBS, PaineWebber, and Morgan Stanley. His experience also includes positions in public accounting and consulting. Mr. Swirsky received his B.S. in Business Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Swirsky is a member of the Board of Directors of Fibrocell Science, Inc.

In connection with Mr. Swirsky’s appointment, Mr. Swirsky was granted 200,000 shares of restricted common stock of the Company, pursuant to the Company’s 2011 Omnibus Incentive Plan. The shares of restricted stock vest in full in two years.

(b)                      Resignation of Directors

On September 3, 2013, following the unanimous approval of the Board of Directors to withdraw the Plan of Dissolution and the approval of the operating strategy described above, Edward M. Connor, Jr., M.D., Adel A.F. Mahmoud, M.D., Ph.D., and Kevin M. Rooney resigned from the Board of Directors effective immediately.

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

99.1         GenVec, Inc. press release dated September 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: September 5, 2013	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky President and Chief Executive Officer